Exhibit 99.1 News August 5, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK to Participate in the Tuohy Brothers Annual Energy Conference TULSA, Okla. – Aug. 5, 2019 – ONEOK, Inc. (NYSE: OKE) will participate in the Tuohy Brothers 10th Annual Energy Conference on Wednesday, Aug. 7, 2019, in New York City. Materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time) on Aug. 6, 2019. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook, Twitter and Instagram. ###